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                        [Letterhead of Foley & Lardner]

                                                                       EXHIBIT 5

                               January 30, 2002

Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California  90404

         Re: Class A Common Stock of Entravision Communications Corporation
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Ladies and Gentlemen:

     We have acted as counsel to Entravision Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's registration statement on Form S-3 (the "Registration Statement"), relating to the registration for resale by certain persons of up to 3,896,580 shares of the Company's Class A Common Stock, par value $.0001 per share (the "Shares"), which will be issued in satisfaction of that certain Secured Promissory Note dated December 18, 2000 (the "Note") in the principal amount of $37,500,000, pursuant to the terms of the Note.

     In arriving at the opinions expressed below, we have reviewed the Note and the Registration Statement and the Exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

     Based on the foregoing, we are of the opinion that the Shares to be issued in satisfaction of the Note have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with such authorization and delivered, will be validly issued, fully paid and nonassessable.

     The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibit 5 to the
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Registration Statement and to the use of our name under the caption "Legal
Matters" in the Registration Statement and in the Prospectus included therein.

                            Very truly yours,

                            /s/ Foley & Lardner